SUBSIDIARIES OF
                           OCEANEERING INTERNATIONAL, INC.

                                       Percentage of Ownership   Jurisdiction
                                           by Oceaneering              of
     Subsidiary                          International, Inc.     Organization


     Eastport International, Inc.                 100%           Delaware
     Monocean Oceaneering Engenharia
       Submarina Ltda.                            100%           Brazil
     Multiflex, Inc.                              100%           Texas
     Multiflex Limited                            100%           Scotland
     Multiflex U.K., Inc.                         100%           Texas
     Norsk Subsea Cable A/S                        49%           Norway
     Ocean Barge Limited Partnership               75%           Texas
     Ocean Systems Do Brasil Servicos
       Subaquaticos Ltda.                         100%           Brazil
     Ocean Systems Engineering, Inc.              100%           Texas
     Ocean Systems Engineering Limited            100%           England
     Oceaneering Arabia Ltd.                       50%           Saudi Arabia
     Oceaneering A/S                              100%           Norway
     Oceaneering Australia Pty. Limited            50%           Australia
     Oceaneering do Brasil Servicos
            Submarinos Ltda.                      100%           Brazil
     Oceaneering FSC, Inc.                        100%           Barbados
     Oceaneering International AG                 100%           Switzerland
     Oceaneering International (Ireland) Limited  100%           Ireland
     Oceaneering International (M) Sdn. Bhd.      100%           Malaysia
     Oceaneering International (Netherlands) B.V. 100%           Netherlands
     Oceaneering International Pte Ltd            100%           Singapore
     Oceaneering International, S.A. de C.V.      100%           Mexico
     Oceaneering International Services Limited   100%           England
     Oceaneering International (Sharjah) Limited  100%           Sharjah
     Oceaneering Limited                          100%           Canada
     Oceaneering Space Systems, Inc.              100%           Delaware
     Oceaneering Survey, Inc.                     100%           Delaware
     Oceaneering Technologies, Inc.               100%           Delaware
     Oceaneering Underwater GmbH                  100%           Switzerland
     Oceanteam A/S                                 50%           Norway
     Oceanteam UK Limited                         100%           Scotland
     Oil Industry Engineering, Inc.               100%           Texas
     P. T. Calmarine                               50%           Indonesia
     QAF-Solus Offshore Sdn Bhd                    50%           Brunei
     Servicios Marinos Oceaneering Chile Limitada 100%           Chile
     Solus Emirates                                49%           U.A.E.
     Solus Ocean Systems, Inc.                    100%           Delaware
     Solus Oceaneering (Malaysia) Sdn. Bhd.        49%           Malaysia
     Solus Offshore Ltd.                          100%           Cayman Islands
     Solus Schall Limited                         100%           England
     Solus Schall (Nigeria) Limited                50%           Nigeria
     Specialty Wire and Cable Company, Inc.       100%           Texas
     Steadfast Oceaneering, Inc.                  100%           Virginia
     Stolt-Comex Seaway Tecnologia Submarina S.A.  20%           Brazil